UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Van Heuven Goedhartlaan 7 B 1181 LE Amstelveen The Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (31-20) 420-3191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value EUR 0.02)	CLB	New York Stock Exchange
Common Stock (Par Value EUR 0.02)	CLB	Euronext Amsterdam Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2022, Core Laboratories N.V. (the "Parent Borrower") and Core Laboratories (U.S.) Interests Holdings, Inc. (the "U.S. Borrower" and together with the Parent Borrower, collectively the "Company") entered into an Eighth Amended and Restated Credit Agreement (henceforth referred to as the "Amended Credit Agreement") with various financial institutions who are parties to the Amended Credit Agreement (collectively, the "Lenders"), with Bank of America, N.A. also serving as administrative agent for the Lenders and as collateral agent for various secured parties. Additionally, Bank of America is serving as swing line lender and letter of credit issuing bank.

The Amended Credit Agreement primarily includes the following changes:

•
To appropriately size the credit facility in line with the Company’s intended uses, the aggregate borrowing commitment has been reduced from $225 million to $135 million, with a $50 million accordion option;
•
The maturity date has been extended for a four-year period ending on July 25, 2026, subject to springing maturity on July 12, 2025 if any portion of the Company’s 4.09% Series A Senior Notes due January 12, 2026, in the aggregate principal amount of $45 million (the "2026 Notes"), remain outstanding on July 12, 2025, unless the Company's liquidity equals or exceeds the principal amount of the 2026 Notes outstanding on such date;
•
Pricing is now based on the Secured Overnight Financing Rate ("SOFR") as administered by the Federal Reserve Bank of New York in place of the London Interbank Offered Rate under the Company’s prior facility, with a range of SOFR plus 2.00% to SOFR plus 3.00% applied to outstanding borrowings;
•
The obligations under the credit facility are secured by first-priority security interests in (i) substantially all of the tangible and intangible personal property, and equity interests of the U.S. Borrower and certain of the Company’s U.S. and foreign subsidiaries, and (ii) instruments evidencing intercompany indebtedness owing to the Parent Borrower, the U.S. Borrower, and certain of the Company's U.S. and foreign subsidiaries.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1

Eighth Amended and Restated Credit Agreement, by and among Core Laboratories N.V., Core Laboratories (U.S.) Interests Holding, Inc., and the lenders party thereto and Bank of America, N.A., as administrative agent, dated July 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: July 26, 2022	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer